UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in

its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 24, 2014, Haynes International, Inc. (the “Company”) held its annual meeting of stockholders.  The following is a summary of the matters voted on at the meeting:

1.              The seven nominees for director were elected to serve for a one-year term:

Nominee	For	Against/Withheld	Abstain	Non-Vote
Donald C Campion	11,643,375	119,732	12,635	246,957
Mark M Comerford	11,741,697	17,124	16,921	246,957
John C Corey	10,100,614	1,658,209	16,919	246,957
Robert H Getz	11,736,065	27,022	12,655	246,957
Timothy J McCarthy	11,639,481	119,342	16,919	246,957
Michael L. Shor	11,740,216	22,941	12,585	246,957
William P Wall	10,182,950	1,580,087	12,705	246,957

2.              The appointment of Deloitte & Touche, LLP as the Company’s independent auditor for the fiscal year ending September 30, 2014 was ratified by the following stockholder vote:

For	Against/Withhold	Abstain	Non-Vote
11,822,820	187,666	12,213	0

3.              On the advisory vote to approve the compensation of the Company’s Named Executive Officers the stockholders voted for the approval as follows:

For	Against/Withhold	Abstain	Non-Vote
11,441,599	81,752	252,391	246,957

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: February 26, 2014	By:	/s/ Janice C. Wilken
Janice Wilken
Vice President — General Counsel